State of Delaware
Secretary of State
Division of Corporations
Delivered 06:25 PM 09/08/2008
FILED 05:13 PM 09/08/2008
SRV 080934966 – 4597101 FILE

STATE OF DELAWARE

CERTIFICATE OF
LIMITED PARTNERSHIP
OF
MILLBURN MULTI-MARKETS FUND L.P.

The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

First:                    The name of the limited partnership is: Millburn Multi-Markets Fund L.P.

Second:                The address of the registered office of the limited partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and the name of the registered agent at such address is The Corporation Trust Company.

Third:                   The name and mailing address of the general partner is as follows:

Millburn Ridgefield Corporation
411 West Putnam Avenue
Greenwich, Connecticut 06830

In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership of Millburn Multi-Markets Fund L.P. on September 8, 2008.

MILLBURN RIDGEFIELD CORPORATION,
its General Partner

By:	/s/ Gregg Buckbinder
Gregg Buckbinder
Secretary